UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):		November 15, 2018
Cooper Tire & Rubber Company
(Exact name of registrant as specified in its charter)
Delaware	001-04329	344297750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

701 Lima Avenue, Findlay, Ohio		45840
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 419-423-1321

	Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 15, 2018, Cooper Tire & Rubber Company (the “Company”) announced that Christopher J. Eperjesy, age 50, will join the Company as Senior Vice President and Chief Financial Officer (Principal Financial Officer) effective December 10, 2018. As of the commencement of Mr. Eperjesy’s employment, Ginger M. Jones, the Company’s Senior Vice President and Chief Financial Officer, will no longer serve as the Company’s Senior Vice President and Chief Financial Officer, but will continue as an employee through the end of the year.

Mr. Eperjesy joins the Company from The IMAGINE Group (formerly Imagine! Print Solutions), a leading provider of visual marketing products, where he served as Chief Financial Officer since 2017. Prior to that role, Eperjesy was Chief Financial Officer for Arctic Cat, Inc., a leading company in the recreational vehicle industry, from 2015 - 2017, and served as Chief Financial Officer for Twin Disc, Inc., a manufacturer and distributor of heavy-duty off-highway and marine power transmission equipment and related products, from 2002 - 2015. Mr. Eperjesy holds a Master of Business Administration (MBA) degree in finance from Indiana University’s Kelley School of Business and a Bachelor of Arts degree in Business Administration from the University of Michigan. He is a certified public accountant.

In connection with his appointment as Senior Vice President and Chief Financial Officer, Mr. Eperjesy executed an Offer Letter (the “Offer Letter”). Under the terms of the Offer Letter, Mr. Eperjesy will serve as an at-will employee, subject to termination at any time by him or the Company, with or without notice, and he will receive, among other things, the following compensation and benefits in exchange for his employment:

•	A base salary of $500,000 per year;

•	A starting bonus of $175,000;

•	The opportunity to earn an annual cash bonus at a target of 75% of base salary, subject to the Company’s annual incentive plan;

•	The opportunity to participate in the Company’s current Long-Term Incentive Plan, effective January 1, 2019, with a target of 190% of base salary;

•	A one-time award of 15,000 shares of restricted stock, which will vest upon the fourth anniversary of his hire date;

•	The opportunity to participate in the Company’s executive perquisite program for 2019, including $15,000 for financial planning, tax preparation and an executive physical;

•	The opportunity to participate in the Company’s non-qualified supplementary benefit plan as well as other Company health and welfare benefits and retirement savings programs; and

•	The opportunity to participate in the Company’s Change-In-Control Severance Pay Plan.

Item 7.01 Regulation FD Disclosure
On November 15, 2018, the Company issued a press release announcing that Christopher J. Eperjesy will join the Company as Senior Vice President and Chief Financial Officer (Principal Financial Officer) of the Company effective December 10, 2018.

Pursuant to General Instruction F of Form 8-K, a copy of the press release issued by the Company on November 15, 2018 (the “Press Release”) is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. The information in this Item 7.01 of Form 8-K, as well as Exhibit 99.1, shall not be treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1* Cooper Tire & Rubber Company’s Press Release issued November 15, 2018.
* The Press Release is being “furnished” (not filed) under Item 7.01 of this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cooper Tire & Rubber Company
November 15, 2018	By: /s/ Jack Jay McCracken
Name: Jack Jay McCracken
Title: Vice President, Assistant General Counsel & Assistant Secretary